Exhibit 3.4

BYLAWS OF

AGILYSYS, INC.

(a Delaware corporation)

effective February 2, 2022

TABLE OF CONTENTS

		Page

ARTICLE I — CORPORATE OFFICES		1
1.1	REGISTERED OFFICE	1
1.2	OTHER OFFICES	1
ARTICLE II — MEETINGS OF STOCKHOLDERS		1
2.1	PLACE OF MEETINGS	1
2.2	ANNUAL MEETING	1
2.3	SPECIAL MEETING	1
2.4	ADVANCE NOTICE PROCEDURES	2
2.5	NOTICE OF STOCKHOLDERS’ MEETINGS	9
2.6	MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE	10
2.7	QUORUM	10
2.8	ADJOURNED MEETING; NOTICE	10
2.9	CONDUCT OF BUSINESS	11
2.10	VOTING	11
2.11	STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING	11
2.12	RECORD DATES	12
2.13	PROXIES	12
2.14	LIST OF STOCKHOLDERS ENTITLED TO VOTE	13
2.15	INSPECTORS OF ELECTION	13
ARTICLE III — DIRECTORS		14
3.1	POWERS	14
3.2	NUMBER OF DIRECTORS	14
3.3	ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS	14
3.4	RESIGNATION AND VACANCIES	14
3.5	PLACE OF MEETINGS; MEETINGS BY TELEPHONE	15
3.6	REGULAR MEETINGS	1
3.7	SPECIAL MEETINGS; NOTICE	15
3.8	QUORUM; VOTING	15
3.9	BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING	16
3.10	FEES AND COMPENSATION OF DIRECTORS	16
3.11	REMOVAL OF DIRECTORS	16
ARTICLE IV — COMMITTEES		16
4.1	COMMITTEES OF DIRECTORS	16
4.2	COMMITTEE MINUTES	17
4.3	MEETINGS AND ACTION OF COMMITTEES	17
ARTICLE V — OFFICERS		17
5.1	OFFICERS	17
5.2	APPOINTMENT OF OFFICERS	18
5.3	SUBORDINATE OFFICERS	18
5.4	COMPENSATION OF OFFICERS	18
5.5	REMOVAL AND RESIGNATION OF OFFICERS	18
5.6	VACANCIES IN OFFICES	18
5.7	REPRESENTATION OF SHARES OF OTHER CORPORATIONS	18
5.8	AUTHORITY AND DUTIES OF OFFICERS	19
ARTICLE VI — STOCK		19

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TABLE OF CONTENTS

(continued)

Page

6.1	STOCK CERTIFICATES; PARTLY PAID SHARES	19
6.2	SPECIAL DESIGNATION ON CERTIFICATES	19
6.3	LOST, STOLEN OR DESTROYED CERTIFICATES	20
6.4	DIVIDENDS	20
6.5	TRANSFER OF STOCK	20
6.6	STOCK TRANSFER AGREEMENTS	20
6.7	REGISTERED STOCKHOLDERS	20
ARTICLE VII — MANNER OF GIVING NOTICE AND WAIVER		21
7.1	NOTICE OF STOCKHOLDERS’ MEETINGS	21
7.2	NOTICE BY ELECTRONIC TRANSMISSION	21
7.3	NOTICE TO STOCKHOLDERS SHARING AN ADDRESS	22
7.4	NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL	22
7.5	WAIVER OF NOTICE	22
ARTICLE VIII — INDEMNIFICATION		22
8.1	Indemnification of Directors and Officers in Third Party Proceedings	22
8.2	Indemnification of Directors and Officers in Actions by or in the Right of the CORPORATION	23
8.3	Successful Defense	23
8.4	Indemnification of Others	23
8.5	Advanced Payment of Expenses	24
8.6	Limitation on Indemnification	24
8.7	Determination; Claim	25
8.8	Non-Exclusivity of Rights	25
8.9	Insurance	25
8.10	Survival	25
8.11	Effect of Repeal or Modification	25
8.12	Certain Definitions	25
ARTICLE IX — GENERAL MATTERS		26
9.1	EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS	26
9.2	FISCAL YEAR	26
9.3	SEAL	26
9.4	RELIANCE UPON BOOKS, REPORTS AND RECORDS.	26
9.5	CONSTRUCTION; DEFINITIONS	27
ARTICLE X — AMENDMENTS		27

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BYLAWS OF AGILYSYS, INC.

ARTICLE I — CORPORATE OFFICES

1.1REGISTERED OFFICE

The registered office of Agilysys, Inc. (the “Corporation”) shall be fixed in the Corporation’s certificate of incorporation.  References in these bylaws to the certificate of incorporation shall mean the certificate of incorporation of the Corporation, as amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock.

1.2OTHER OFFICES

The Corporation’s board of directors (the “Board”) may at any time establish other offices at any place or places where the Corporation is qualified to do business.

ARTICLE II — MEETINGS OF STOCKHOLDERS

2.1PLACE OF MEETINGS

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.

2.2ANNUAL MEETING

The Board shall designate the date and time of the annual meeting. At the annual meeting, directors shall be elected and other proper business properly brought before the meeting in accordance with Section 2.4 of these bylaws may be transacted.

2.3SPECIAL MEETING

(i)A special meeting of the stockholders may be called at any time by the Chairman of the Board; the President; the Secretary; pursuant to a resolution of the Board; or upon the written request of two (2) directors. Special meetings may not be called by any other person or persons. The Board may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders.

(ii)The notice of a special meeting shall include the purpose for which the meeting is called. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting. Nothing contained in this Section 2.3 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board may be held.

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2.4ADVANCE NOTICE PROCEDURES

(i)Advance Notice of Stockholder Business.

(a)At an annual meeting of the stockholders, only such business (other than nominations of directors, which must be made in compliance with, and shall be exclusively governed by, Section 2.4(ii) of these bylaws) shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting:

(1)pursuant to the Corporation’s notice of meeting (or any supplement to that notice);

(2)by or at the direction of the Board; or

(3)by any stockholder of the Corporation who is a stockholder of record at the record date for such meeting, at the time of the giving of the notice provided for in this Section 2.4 and at the time of the meeting, who shall be entitled to vote at such meeting and who shall have complied with the notice and other requirements set forth in this Section 2.4; this clause (3) shall be the exclusive means for a stockholder to submit such business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(b)For any such business to be properly brought before an annual meeting by a stockholder pursuant to clause (3) of paragraph (a) of this Section 2.4, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation as hereinafter provided and such proposal must otherwise be a proper subject for action by the Corporation’s stockholders. To be timely, a stockholder’s notice in writing must be delivered to the Secretary at the principal executive offices of the Corporation and received by the secretary not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than 30 days or delayed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth calendar day following the day on which public disclosure of the date of such annual meeting is first made.  In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth:

(1)as to each matter the stockholder proposes to bring before the annual meeting, a description in reasonable detail of the business proposed to be brought before the annual meeting, the reasons for conducting such business at such meeting, and the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these bylaws of the Corporation, the text of the proposed amendment);

(2)as to the stockholder giving the notice and any Stockholder Associated Person (as defined below), the Proposing Stockholder Information (as defined below);

(3)any material interest of the stockholder and of any Stockholder Associated Person in such business;

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(4)a description of all agreements, arrangements and understandings between such stockholder and any Stockholder Associated Person, and any other person or persons (including their names) in connection with the proposal of such business by the stockholder;

(5)a representation that the stockholder is a holder of record of stock of the Corporation, entitled to vote at such meeting and intends to remain so through the date of the meeting, and intends to appear in person or by proxy at the meeting to propose such business; and

(6)a representation as to whether the stockholder or any Stockholder Associated Person is, or intends to be, part of a Group (as defined below) that intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies from stockholders in support of such proposal.

(c)Only such business shall be conducted, and only such proposals shall be acted upon, at a special meeting of stockholders called pursuant to Section 2.3 as shall have been brought before such meeting pursuant to a notice of meeting delivered pursuant to Section 2.5.

(d)No business shall be conducted at a meeting of stockholders (i) except in accordance with these bylaws; or (ii) if it constitutes an improper subject for stockholder action under applicable law.  Unless otherwise required by law, if a stockholder (or Qualified Representative (as defined below)) does not appear at the meeting of stockholders of the Corporation to present business proposed by such stockholder pursuant to this Section 2.4, such proposed business shall not be transacted, even though proxies in respect of such vote may have been received by the Corporation.  In the event a Qualified Representative of a stockholder will appear at a meeting to make a proposal in lieu of a stockholder, the stockholder must provide the notice of such designation at least twenty-four hours prior to the meeting and the Qualified Representative must produce evidence of such representative’s authority to act on behalf of the stockholder at the meeting of stockholders. If no such advance notice is provided, only the stockholder may make the proposal and the proposal may be disregarded in the event the stockholder fails to appear and make the proposal.  Except as otherwise provided by law, the certificate of incorporation or these bylaws, the presiding officer of the meeting may, if the facts warrant, determine that the proposed business was not properly brought before the meeting in accordance with the provisions of these bylaws (including whether the stockholder or any Stockholder Associated Person solicited (or is part of a Group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s proposal in compliance with such stockholder’s representation as required by clause (b)(6) of this Section 2.4); and if the presiding officer should so determine, the presiding officer shall so declare to the meeting, and any such proposed business not properly brought before the meeting shall not be transacted.

(e)Notwithstanding the foregoing provisions of this Section 2.4, a stockholder shall also comply with all applicable requirements of state law and the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.4; provided, however, that any references in these bylaws to state law or the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to business proposals to be considered pursuant to this Section 2.4 (including clause (a)(3) hereof). Nothing in these bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. The provisions of this Section 2.4 shall also govern what constitutes timely notice for purposes of Rule 14a-4(c) of the Exchange Act.

(f)This Section 2.4 shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board, but, in

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connection with such reports, no new business shall be acted upon at the meeting unless stated, filed and recorded as herein provided.

(g)For purposes of these bylaws,

(1)“Derivative Instrument” shall mean any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise.

(2)“Group” shall have the meaning ascribed to such term under Section 13(d)(3) of the Exchange Act.

(3)“Proposing Stockholder Information” shall mean:

a)the name and address, as they appear on the Corporation’s books, or, if different, the current name and address, of such stockholder and the name and address of each beneficial owner, if any, on whose behalf the proposal is made;

b)the class or series and number of shares of the Corporation’s stock which are, directly or indirectly, owned beneficially and of record, by each such person;

c)any Derivative Instrument (as defined above) directly or indirectly owned beneficially by each such person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation;

d)any proxy, contract, arrangement, understanding, or relationship pursuant to which each such person has a right to vote any shares of any security of the Corporation;

e)any short interest of each such person in any security of the Corporation (for purposes hereof a person shall be deemed to have a short interest in a security if each such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);

f)any rights to dividends on the shares of the Corporation owned beneficially by each such person that are separated or separable from the underlying shares of the Corporation;

g)any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company in which such person is a general partner or manager or, directly or indirectly, beneficially owns an interest in a general partner or manager;

h)any performance-related fees (other than an asset-based fee) that each such person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such person’s immediate family sharing the same household (which information shall be supplemented by each such person not later than 10 days after the record date for the meeting to disclose such ownership as of the record date);

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i)the investment strategy or objective, if any, of each such person and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in each such person; and

j)any other information relating to each such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

(4) “Public Announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, Reuters or comparable news service or in a document publicly filed or furnished by the Corporation with the United States Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(b) of the Exchange Act.

(5)“Qualified Representative” of a stockholder shall mean a duly authorized officer, manager or partner of such stockholder or a representative authorized by a writing executed by, or an electronic transmission delivered by, such stockholder to act for such stockholder as proxy at the meeting of stockholders.

(6)“Stockholder Associated Person” of any stockholder shall mean:

a)any person acting in concert with such stockholder;

b)any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary); or

c)any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.

(ii)Advance Notice of Director Nominations at Annual and Special Meetings.

(a)Notwithstanding anything in these bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 2.4(ii) shall be eligible for election or re-election as directors at a meeting of stockholders. Nominations of persons for election or re-election to the Board may be made at an annual meeting of stockholders only:

(1)pursuant to the Corporation’s notice of the meeting (or any supplement thereto);

(2)by or at the direction of the Board; or

(3)by any stockholder of the Corporation who is a stockholder of record both at the time of the giving of the notice required by this Section 2.4(ii) and at the time of the annual meeting, who shall be entitled to vote for the election of directors at the meeting and who shall have complied with the notice and other requirements set forth in this Section 2.4(ii); this clause (3) shall be the exclusive means for a stockholder to make nominations of persons for election to the Board at an annual meeting of stockholders.

In the case of a special meeting of stockholders, nominations of persons for election to the Board may be made pursuant to the Corporation's notice of meeting:

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(1)by or at the direction of the Board; or

(2)provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.4(ii) is delivered to the secretary of the Corporation, who is entitled to vote at the meeting upon such election and who complies with the notice procedures set forth in this Section 2.4(ii).  To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must not have been an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, within the past three years or be a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or have been convicted in such a criminal proceeding within the past ten years.

(b)To be eligible to be a nominee for election or reelection as a director of the Corporation, the prospective nominee (whether nominated by or at the direction of the Board or by a stockholder), or someone acting on such prospective nominee’s behalf, must deliver (in accordance with any applicable time periods prescribed for delivery of notice under this Section 2.4(ii)) to the secretary at the principal executive offices of the Corporation a written questionnaire providing such information with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made that would be required to be disclosed to stockholders pursuant to applicable law or the rules and regulations of any stock exchange applicable to the Corporation, including without limitation all information concerning such persons that would be required to be disclosed in solicitations of proxies for election of directors pursuant to and in accordance with Regulation 14A under the Exchange Act, and any information the Corporation may reasonably request to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence or lack thereof of the nominee (which questionnaire shall be provided by the Secretary upon written request).

(c)To be eligible to be a nominee for election or reelection as a director of the Corporation, the prospective nominee must also provide a written representation and agreement, in the form provided by the secretary upon written request, that such prospective nominee:

(1)is not and will not become a party to:

a)any Voting Commitment (as defined below) that has not been disclosed to the Corporation, or

b)any Voting Commitment that could limit or interfere with such prospective nominee’s ability to comply, if elected as a director of the Corporation, with such prospective nominee’s fiduciary duties under applicable law;

(2)is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein;

(3)would be in compliance if elected as a director of the Corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation. For purposes of this Section 2.4(ii)(a), a “nominee” shall include any person being considered to fill a vacancy on the Board; and

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(4)currently intends to serve the full term for which such nominee would be standing for election, if elected.

(d)To be eligible to be a nominee for re-election to the Board, such person must submit an irrevocable resignation, contingent on (i) that person not receiving a majority of the votes cast in an election that is not a contested election, and (ii) acceptance of that proffered resignation by the Board in accordance with the policies and procedures adopted by the Board for such purpose.  In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a contested election, the Nominating and Corporate Governance Committee of the Board, or such other committee designated by the Board pursuant to these bylaws, shall make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken.  The Board shall act on the proffered resignation, taking into account the applicable committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the SEC) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within ninety (90) days following certification of the election results.  The committee in making its recommendation and the Board in making its decision each may consider any factors and other information that they consider appropriate and relevant.

(e)Nominations by stockholders must be made pursuant to timely notice in writing to the secretary of the Corporation as hereinafter provided. To be timely, a stockholder’s notice in writing must be delivered to the secretary at the principal executive offices of the Corporation and received by the secretary:

(1)in the case of an annual meeting, not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than 30 days or delayed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth calendar day following the day on which public announcement of the date of the meeting is first made, whichever occurs first; and

(2)in the case of a special meeting at which the Board gives notice that directors are to be elected, not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth calendar day following the day on which public announcement is made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting, whichever occurs first.

In no event shall any adjournment or postponement of a meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(f)For nominations to be properly brought before an annual or special meeting, such stockholder’s notice to the Secretary shall set forth:

(1)as to each person whom the stockholder proposes to nominate for election or re-election as a director:

a)all information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant

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to and in accordance with Regulation 14A under the Exchange Act (including such person’s written consent to being named as a nominee and to serving as a director if elected) and

b)a description of any Proposed Nominee Agreements (as defined below);

(2)as to the stockholder giving the notice and any Stockholder Associated Person, the Proposing Stockholder Information;

(3)a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to remain so through the date of the meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and

(4)a representation as to whether the stockholder or any Stockholder Associated Person is, or intends to be, part of a Group that intends:

a)to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to elect the nominee and/or

b)otherwise to solicit proxies from stockholders in support of such nomination. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

(g)Notwithstanding anything in this Section 2.4(ii) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased effective at the annual meeting and there is no public announcement by the Corporation naming all the nominees proposed by the Board for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.4(ii) shall also be considered timely, but only with respect to nominees for such additional directorships, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(h)No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in these bylaws. Unless otherwise required by law, if a stockholder (or Qualified Representative) does not appear at the meeting of stockholders of the Corporation to present a nomination proposed by such stockholder pursuant to these bylaws, such nomination shall be disregarded, though proxies in respect of such vote may have been received by the Corporation.  In the event a Qualified Representative of a stockholder will appear at a meeting and make a nomination in lieu of a stockholder, the stockholder must provide the notice of such designation at least twenty-four hours prior to the meeting and the Qualified Representative must produce evidence of such representative’s authority to act on behalf of the stockholder at the meeting of stockholders. If no such advance notice is provided, only the stockholder may make the nomination and the nomination may be disregarded in the event the stockholder fails to appear and make the nomination. Except as otherwise provided by law, the certificate of incorporation or these bylaws, the presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the procedures of these bylaws (including whether the stockholder or any Stockholder Associated Person solicited (or is part of a Group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee in compliance with such stockholder’s representation

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as required by clause (f)(4) of this Section 2.4(ii)); and if the presiding officer should so determine, the presiding officer shall so declare to the meeting, and the defective nomination shall be disregarded.

(i)Notwithstanding the foregoing provisions of these bylaws, a stockholder shall also comply with all applicable requirements of state law and the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these bylaws; provided, however, that any references in these bylaws to state law or the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations to be considered pursuant to these bylaws. Nothing in these bylaws shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation to elect directors pursuant to any applicable provisions of the certificate of incorporation.

(j)For purposes of these bylaws,

(1)“Proposed Nominee Agreements” shall mean all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among a stockholder and any Stockholder Associated Person, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and a proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination or any Stockholder Associated Person were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant.

(2)“Voting Commitment” shall mean any agreement, arrangement or understanding between a prospective nominee  and any person or entity, or any commitment or assurance given by a prospective nominee to any person or entity, as to how a prospective nominee, if elected as a director of the Corporation, will act or vote on any issue or question.

(iii)Other Requirements and Rights. In addition to the foregoing provisions of this Section 2.4, a stockholder must also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.4.  Nothing in this Section 2.4 shall be deemed to affect any rights of:

(a)a stockholder to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act; or

(b)the Corporation to omit a proposal from the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

2.5NOTICE OF STOCKHOLDERS’ MEETINGS

Unless otherwise provided by law, the certificate of incorporation or these bylaws, the notice of any meeting of stockholders shall be given in accordance with either Section 2.7 or Section 7.1 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. The notice shall specify the place, if any, date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), the means of remote communication, if any, by which stockholders and proxy

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holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called

2.6MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

Notice of any meeting of stockholders shall be deemed given:

(a)if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the Corporation’s records; or

(b)if electronically transmitted, as provided in Section 8.1 of these bylaws.

An affidavit of the secretary or an assistant secretary of the Corporation or of the transfer agent or any other agent of the Corporation that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.7QUORUM

The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.  Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise provided by law, the certificate of incorporation or these bylaws. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

If a quorum is not present or represented at any meeting of the stockholders, then either (i) the chairman of the meeting, or (ii) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.8ADJOURNED MEETING; NOTICE

When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL and Section 2.12 of these bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

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2.9CONDUCT OF BUSINESS

The Chairman of the Board, or such other officer of the Corporation as may be designated by the Board, will call meetings of the stockholders to order and will preside at meetings. Unless otherwise determined by the Board prior to the meeting, the presiding officer will determine the order of business at the meeting and have the authority to regulate the conduct of the meeting and to establish rules and procedures for the orderly conduct of the meeting. The presiding officer at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting, whether adopted by the Board or prescribed by the presiding officer), shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding officer should so determine, such presiding officer shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the presiding officer, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.10VOTING

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.12 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

Except as may be otherwise provided in the certificate of incorporation or these bylaws, each stockholder shall be entitled to one vote for each share of common stock of the Corporation held by such stockholder.

Except as otherwise required by law, the certificate of incorporation, these bylaws, or the rules or regulations of any stock exchange applicable to the Corporation, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. In any election of nominees to the Board at an annual meeting of the stockholders, if the number of nominees for election to the Board is less than or equal to the number of directorships to be filled in such election, then each individual nominated shall be elected to the Board if the votes cast “for” such nominee’s election exceeds the votes “against” such nominee’s election. If the number of nominees for election to the Board is greater than the number of directorships to be filled at the annual meeting of stockholders, then the nominees receiving the greatest number of votes cast “for” their election shall be elected to the available number of directorships. Neither abstentions nor “broker nonvotes” shall count as votes “for” or “against” a nominee’s election.

Where a separate vote by a class or series or classes or series is required, in all matters other than the election of directors, the affirmative vote of the majority of shares of such class or series or classes or series present in person or represented by proxy at the meeting shall be the act of such class or series or classes or series, except as otherwise provided by law, the certificate of incorporation or these bylaws.

2.11STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Subject to the rights of the holders of the shares of any series of Preferred Stock or any other class of stock or series thereof that have been expressly granted the right to take action by written consent, any action required or permitted to be taken by the stockholders of the Corporation may be authorized or taken without a

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meeting with the affirmative vote of, and in a writing or writings signed by, all the stockholders who would be entitled to notice of a meeting of the stockholders held for such purpose; provided, however, that amendments to these Bylaws may be adopted without a meeting by the written consent of the holders of shares entitling them to exercise two-thirds of the voting power on such proposal.

2.12RECORD DATES

In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.

If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the provisions of Section 213 of the DGCL and this Section 2.12 at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2.13PROXIES

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A written proxy may be in the form of a telegram, cablegram, or other means of electronic transmission which sets forth or is submitted with information from which it can be determined that the telegram, cablegram, or other means of electronic transmission was authorized by the person.

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2.14LIST OF STOCKHOLDERS ENTITLED TO VOTE

The Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date.  The stockholder list shall be arranged in alphabetical order and show the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal place of business. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

2.15INSPECTORS OF ELECTION

Before any meeting of stockholders, the Board shall appoint an inspector or inspectors of election to act at the meeting or its adjournment or postponement and make a written report thereof. The number of inspectors shall be either one (1) or three (3). If any person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy.

Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspector or inspectors so appointed and designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspector or inspectors’ count of all votes and ballots.

In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspector or inspectors may consider such information as is permitted by applicable law. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

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ARTICLE III — DIRECTORS

3.1POWERS

The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as may be otherwise provided in the DGCL or the certificate of incorporation.

3.2NUMBER OF DIRECTORS

Unless the certificate of incorporation fixes the number of directors, the number of directors shall be determined from time to time solely by resolution adopted by a majority vote of the entire Board; provided, however, that the total number of directors shall not be less than three (3) or more than nine (9) members, each of whom shall be a natural person. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

Directors shall be elected as provided in Section 2.10 of these bylaws.  Except as provided in Section 3.4 of these bylaws, each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. In the case of any increase in the number of directors, any additional directors provided for and elected shall hold office for a term which shall coincide with the full term or the remainder of the term, as the case may be. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws. The certificate of incorporation or these bylaws may prescribe other qualifications for directors.

3.4RESIGNATION AND VACANCIES

Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Acceptance of such resignation shall not be necessary to make it effective.  A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the certificate of incorporation or these bylaws, when one or more directors resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Unless otherwise provided in the certificate of incorporation or these bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If the directors are divided into classes, a person so elected by the directors then in office to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified.

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3.5PLACE OF MEETINGS; MEETINGS BY TELEPHONE

The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6REGULAR MEETINGS

Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board; provided that any director who is absent when such determination is made shall be given notice of the determination.

3.7SPECIAL MEETINGS; NOTICE

Special meetings of the Board for any purpose or purposes may be called at any time by the chairman of the Board, the chief executive officer, the president, the secretary or a majority of the authorized number of directors, at such times and places as he or she or they shall designate.

Notice of the time and place of special meetings shall be:

(i)delivered personally by hand, by courier or by telephone;

(ii)sent by United States first-class mail, postage prepaid;

(iii)sent by facsimile; or

(iv)sent by electronic mail,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.

3.8QUORUM; VOTING

At all meetings of the Board, a majority of the total authorized number of directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

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The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the certificate of incorporation or these bylaws.

If the certificate of incorporation provides that one or more directors shall have more or less than one vote per director on any matter, every reference in these bylaws to a majority or other proportion of the directors shall refer to a majority or other proportion of the votes of the directors.

3.9BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.10FEES AND COMPENSATION OF DIRECTORS

Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board shall have the authority to fix the compensation of directors. Members of committees of the Board may be allowed such compensation and such expenses for attending committee meetings as the Board may determine.

3.11REMOVAL OF DIRECTORS

Any director or the entire Board of Directors may be removed from office at any time as provided for in the certificate of incorporation.  No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

ARTICLE IV — COMMITTEES

4.1COMMITTEES OF DIRECTORS

The Board (i) may designate one or more committees, including an executive committee, consisting of one or more directors of the Corporation and (ii) shall during such period of time as any securities of the Corporation are listed on any exchange designate all committees required by the rules and regulations of such exchange.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board and subject to the provisions of law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to (a) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (b) adopt, amend or repeal any bylaw of the Corporation.

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4.2COMMITTEE MINUTES

Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

4.3MEETINGS AND ACTION OF COMMITTEES

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i)Section 3.5 (place of meetings and meetings by telephone);

(ii)Section 3.6 (regular meetings);

(iii)Section 3.7 (special meetings; notice);

(iv)Section 3.8 (quorum; voting);

(v)Section 3.9 (board action by written consent without a meeting); and

(vi)Section 7.5 (waiver of notice)

with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members. However:

(i)any charters of the committees duly adopted by the Board and the applicable rules of any exchange on which any securities of the Corporation are listed shall prevail in the event of any conflict with these bylaws;

(ii)the time of regular meetings of committees may be determined by resolution of the committee;

(iii)special meetings of committees may also be called by resolution of the committee; and

(iv)notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

ARTICLE V — OFFICERS

5.1OFFICERS

The officers of the Corporation shall be a president and a secretary. The Corporation may also have, at the discretion of the Board, a chairman of the Board, a vice chairman of the Board, a chief executive officer, a chief financial officer, treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.

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5.2APPOINTMENT OF OFFICERS

The Board shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws, subject to the rights, if any, of an officer under any contract of employment.  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in this Section 5 for the regular election to such office.

5.3SUBORDINATE OFFICERS

The Board may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the president, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

5.4COMPENSATION OF OFFICERS

The salaries of the officers of the Corporation and the manner and time of the payment of such salaries shall be fixed and determined by the Board (or by a duly authorized officer) and may be altered by the Board from time to time as it deems appropriate, subject to the rights, if any, of such officers under any contract of employment.

5.5REMOVAL AND RESIGNATION OF OFFICERS

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written or electronic notice to the Corporation; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the officer. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.6VACANCIES IN OFFICES

Any vacancy occurring in any office of the Corporation shall be filled by the Board or as provided in Section 5.3.

5.7REPRESENTATION OF SHARES OF OTHER CORPORATIONS

The chairman of the Board, the president, any vice president, the treasurer, the secretary or assistant secretary of this Corporation, or any other person authorized by the Board or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all securities of any other entity or entities standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

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5.8AUTHORITY AND DUTIES OF OFFICERS

All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

ARTICLE VI — STOCK

6.1STOCK CERTIFICATES; PARTLY PAID SHARES

The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by any two authorized officers of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation shall not have power to issue a certificate in bearer form.

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly-paid shares, or upon the books and records of the Corporation in the case of uncertificated partly-paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully-paid shares, the Corporation shall declare a dividend upon partly-paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

6.2SPECIAL DESIGNATION ON CERTIFICATES

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section 6.2 or Sections 156, 202(a) or 218(a) of the DGCL or with respect to this Section 6.2 a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise

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expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

6.3LOST, STOLEN OR DESTROYED CERTIFICATES

Except as provided in this Section 6.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

6.4DIVIDENDS

The Board, subject to any restrictions contained in the certificate of incorporation or applicable law, may declare and pay dividends upon the shares of the Corporation’s capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock, subject to the provisions of the certificate of incorporation.

The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

6.5TRANSFER OF STOCK

Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by an attorney duly authorized, and, if such stock is certificated, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer; provided, however, that such succession, assignment or authority to transfer is not prohibited by the certificate of incorporation, these bylaws, applicable law or contract. To the fullest extent permitted by law, no transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the persons from and to whom it was transferred.

6.6STOCK TRANSFER AGREEMENTS

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

6.7REGISTERED STOCKHOLDERS

The Corporation:

(i)shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner;

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(ii)shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and

(iii)shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII — MANNER OF GIVING NOTICE AND WAIVER

7.1NOTICE OF STOCKHOLDERS’ MEETINGS

Notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the Corporation’s records. An affidavit of the secretary or an assistant secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

7.2NOTICE BY ELECTRONIC TRANSMISSION

Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the certificate of incorporation or these bylaws, any notice to stockholders given by the Corporation under any provision of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if:

(i)the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and

(ii)such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i)if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii)if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(iii)if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iv)if by any other form of electronic transmission, when directed to the stockholder.

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An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

7.3NOTICE TO STOCKHOLDERS SHARING AN ADDRESS

Except as prohibited under the DGCL, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under the provisions of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation, within 60 days of having been given written notice by the Corporation of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice.

7.4NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL

Whenever notice is required to be given, under the DGCL, the certificate of incorporation or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate under the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

7.5WAIVER OF NOTICE

Whenever notice is required to be given to stockholders, directors or other persons under any provision of the DGCL, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or the Board, as the case may be, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

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ARTICLE VIII — INDEMNIFICATION

8.1Indemnification of Directors and Officers in Third Party Proceedings

Subject to the other provisions of this Article VIII, the Corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director of the Corporation or an officer of the Corporation, or while a director of the Corporation or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees), liabilities, losses, judgments, fines (including, without limitation, excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974), and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

8.2Indemnification of Directors and Officers in Actions by or in the Right of the CORPORATION

Subject to the other provisions of this Article VIII, the Corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against all expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

8.3Successful Defense

To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 8.1 or Section 8.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of such person in connection therewith.

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8.4Indemnification of Others

Subject to the other provisions of this Article VIII, the Corporation shall have power to indemnify its employees and its agents to the extent not prohibited by the DGCL or other applicable law. The Board shall have the power to delegate the determination of whether employees or agents shall be indemnified to such person or persons as the Board determines.

8.5Advanced Payment of Expenses

Expenses (including attorneys’ fees) incurred by an officer or director of the Corporation in defending any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article VIII or the DGCL. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems reasonably appropriate and shall be subject to the Corporation’s expense guidelines. The right to advancement of expenses shall not apply to any claim for which indemnity is excluded pursuant to these bylaws, but shall apply to any Proceeding referenced in Section 8.6(ii) or 8.6(iii) prior to a determination that the person is not entitled to be indemnified by the Corporation.

8.6Limitation on Indemnification

Subject to the requirements in Section 8.3 and the DGCL, the Corporation shall not be obligated to indemnify any person pursuant to this Article VIII in connection with any Proceeding (or any part of any Proceeding):

(i)for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(ii)for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(iii)for any reimbursement of the Corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Corporation, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(iv)initiated by such person against the Corporation or its directors, officers, employees, agents or other indemnitees, unless (a) the Board authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (c) otherwise required to be made under Section 8.7 or (d) otherwise required by applicable law; or

(v)if prohibited by applicable law; provided, however, that if any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the

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validity, legality and enforceability of the remaining provisions of this Article VIII (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

8.7Determination; Claim

If a claim for indemnification or advancement of expenses under this Article VIII is not paid in full within 90 days after receipt by the Corporation of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. The Corporation shall indemnify such person against any and all expenses that are incurred by such person in connection with any action for indemnification or advancement of expenses from the Corporation under this Article VIII, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such suit, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

8.8Non-Exclusivity of Rights

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.

8.9Insurance

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

8.10Survival

The rights to indemnification and advancement of expenses conferred by this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

8.11Effect of Repeal or Modification

Any amendment, alteration or repeal of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to such amendment, alteration or repeal.

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8.12Certain Definitions

For purposes of this Article VIII, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan (excluding any “parachute payments” within the meanings of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended); and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

ARTICLE IX — GENERAL MATTERS

9.1EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

Except as otherwise provided by law, the certificate of incorporation or these bylaws, the Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute any document or instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

9.2FISCAL YEAR

The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.

9.3SEAL

The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

9.4RELIANCE UPON BOOKS, REPORTS AND RECORDS.

Each director and each member of any committee designated by the Board shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board so designated, or by any other person as to matters which

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such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

9.5CONSTRUCTION; DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular and the term “person” includes both an entity and a natural person.

ARTICLE X — AMENDMENTS

Subject to the limitations set forth in Section 8.11 of these bylaws or the provisions of the certificate of incorporation, the Board shall have the power to adopt, amend, alter or repeal these bylaws by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board at which a quorum is present. The stockholders may not adopt, amend, alter or repeal these bylaws, or adopt any provision inconsistent therewith, unless such action is approved, in addition to any other vote required by the certificate of incorporation, by the affirmative vote of the holders of two-thirds of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors.

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